Exhibit 99.1

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents selected historical consolidated financial and operating data of Targa Resources Corp. for the periods and as of the dates indicated. The selected historical consolidated statement of operations and cash flow data for the years ended December 31, 2007, 2008 and 2009 and selected historical consolidated balance sheet data as of December 31, 2009 and 2008 have been derived from our audited financial statements. The selected historical consolidated statement of operations and cash flow data for the nine months ended September 30, 2009 and 2010 and the selected historical consolidated balance sheet data as of September 30, 2010 have been derived from our unaudited financial statements.

The selected historical consolidated statement of operations and cash flow data for the years ended December 31, 2005 and 2006 and the selected historical consolidated balance sheet data as of December 31, 2005, 2006 and 2007 have been derived from our audited financial statements. The selected historical consolidated balance sheet data as of September 30, 2009 has been derived from our unaudited financial statements.

We derived the information in the following table from, and that information should be read together with and is qualified in its entirety by reference to, the historical consolidated financial statements and the accompanying notes in Exhibit 99.2 of this filing.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2005	2006	2007	2008	2009	2009	2010
	(In millions, except operating and price data)

Consolidated Statement of Operations Data:
Revenues(1)	$1,829.0	$6,132.9	$7,297.2	$7,998.9	$4,536.0	$3,145.0	$3,942.0
Costs and expenses:
Product purchases	1,632.0	5,440.8	6,525.5	7,218.5	3,791.1	2,624.9	3,387.6
Operating expenses	53.4	222.8	247.1	275.2	235.0	182.7	190.4
Depreciation and amortization expenses	27.1	149.7	148.1	160.9	170.3	127.9	136.9
General and administrative expenses	29.1	82.5	96.3	96.4	120.4	83.6	81.0
Other	—	—	(0.1)	13.4	2.0	1.8	(0.4)

Total costs and expenses	1,741.6	5,895.8	7,016.9	7,764.4	4,318.8	3,020.9	3,795.5

Income from operations	87.4	237.1	280.3	234.5	217.2	124.1	146.5
Other income (expense):
Interest expense, net	(39.8)	(180.2)	(162.3)	(141.2)	(132.1)	(102.8)	(83.9)
Equity in earnings of unconsolidated investments	(3.8)	10.0	10.1	14.0	5.0	3.2	3.8
Gain (loss) on debt repurchases	—	—	—	25.6	(1.5)	(1.5)	(17.4)
Gain (loss) on early debt extinguishment	(3.3)	—	—	3.6	9.7	10.4	8.1
Gain on insurance claims	—	—	—	18.5	—	—	—
Gain (loss) on mark-to-market derivative instruments	(74.0)	—	—	(1.3)	0.3	0.8	(0.4)
Other income	18.0	—	—	—	1.2	1.6	0.8

Income (loss) before income taxes	(15.5)	66.9	128.1	153.7	99.8	35.8	57.5
Income tax (expense) benefit	7.0	(16.7)	(23.9)	(19.3)	(20.7)	(5.1)	(18.5)

Net income (loss)	(8.5)	50.2	104.2	134.4	79.1	30.7	39.0
Less: Net income attributable to non controlling interest	7.3	26.0	48.1	97.1	49.8	17.7	46.2

						Nine Months Ended
	Year Ended December 31,					September 30,
	2005	2006	2007	2008	2009	2009	2010
	(In millions, except operating and price data)

Net income (loss) attributable to Targa Resources Corp.	(15.8)	24.2	56.1	37.3	29.3	13.0	(7.2)
Dividends on Series A preferred stock	(7.2)	—	—	—	—	—	—
Conversion of Series A preferred stock to Series B preferred stock	(158.4)	—	—	—	—	—	—
Dividends on Series B preferred stock	(6.5)	(39.7)	(31.6)	(16.8)	(17.8)	(13.2)	(8.4)
Undistributed earnings attributable to preferred shareholders(2)	—	—	(24.5)	(20.5)	(11.5)	—	—
Distributions to common equivalents shareholders	—	—	—	—	—	—	(177.8)

Net income (loss) available to common shareholders	(187.9)	(15.5)	—	—	—	(0.2)	(193.4)

Net income (loss) per share—basic and diluted	$(164.01)	$(5.15)	$—	$—	$—	$(0.05)	$(43.74)

Weighted average shares outstanding, basic and diluted	1.1	3.0	3.4	3.8	3.8	3.8	4.4
Financial data:
Gross margin(3)	$197.0	$692.1	$771.7	$780.4	$744.9	$520.1	$554.4
Operating margin(4)	143.6	469.3	524.6	505.2	509.9	337.4	364.0
Operating data:
Plant natural gas inlet, MMcf/d(5), (6)	400.8	1,863.3	1,982.8	1,846.4	2,139.8	2,097.7	2,296.5
Gross NGL production, MBbl/d	31.8	106.8	106.6	101.9	118.3	117.1	120.8
Natural gas sales, Bbtu/d(6)	313.5	501.2	526.5	532.1	598.4	590.4	678.4
NGL sales, MBbl/d	58.2	300.2	320.8	286.9	279.7	285.1	246.0
Condensate sales, MBbl/d	1.6	3.8	3.9	3.8	4.7	4.8	3.6
Average realized prices(7):
Natural gas, $/MMBtu	8.45	6.79	6.56	8.20	3.96	3.78	4.61
NGL, $/gal	0.84	1.02	1.18	1.38	0.79	0.71	1.03
Condensate, $/Bbl	55.17	63.67	70.01	91.28	56.31	54.36	73.42
Balance Sheet Data (at period end):
Property plant and equipment, net	$2,436.6	$2,464.5	$2,430.1	$2,617.4	$2,548.1	$2,563.9	$2,494.9
Total assets	3,396.3	3,458.0	3,795.1	3,641.8	3,367.5	3,273.0	3,460.0
Long-term debt, less current maturities	2,184.4	1,471.9	1,867.8	1,976.5	1,593.5	1,622.6	1,663.4
Convertible cumulative participating Series B preferred stock	647.5	687.2	273.8	290.6	308.4	303.8	96.8
Total owners’ equity	(102.0)	(71.5)	574.1	822.0	754.9	789.9	994.3
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$108.1	$269.5	$190.6	$390.7	$335.8	$202.9	$104.0
Investing activities	(2,328.1)	(117.8)	(95.9)	(206.7)	(59.3)	(50.7)	(81.8)
Financing activities	2,250.6	(50.4)	(59.5)	0.9	(386.9)	(327.1)	75.4

(1)	Includes business interruption insurance proceeds of $3.0 million and $7.9 million for the nine months ended September 30, 2010 and 2009 and $21.5 million, $32.9 million, $7.3 million and $10.7 million for the years ended December 31, 2009, 2008, 2007 and 2006.

(2)	Based on the terms of the preferred convertible stock, undistributed earnings of the Company are allocated to the preferred stock until the carrying value has been recovered.

(3)	Gross margin is revenues less product purchases.

(4)	Operating margin is gross margin less operating expenses.

(5)	Plant natural gas inlet represents the volume of natural gas passing through the meter located at the inlet of a natural gas processing plant.

(6)	Plant natural gas inlet volumes include producer take-in-kind, while natural gas sales exclude producer take-in-kind volumes.

(7)	Average realized prices include the impact of hedging activities.

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